Exhibit 10.1

Dated the 17th day of August 2018

LEUNG TIN LUNG DAVID (梁天龍)

(as Vendor)

and

SHARING ECONOMY INVESTMENT LIMITED

(as Purchaser)

SALE AND PURCHASE AGREEMENT
in respect of 60% of the issued share capital of
GAGFARE LIMITED

THIS AGREEMENT is made on the 17th day of August 2018

BETWEEN

(1)	LEUNG TIN LUNG DAVID (梁天龍 ), a holder of Hong Kong identity card number G243412(0) whose residential address is House 316 Nam Wai, Sai Kung, New Territories, Hong Kong (the “Vendor”);

AND

(2)	SHARING ECONOMY INVESTMENT LIMITED, a company incorporated with limited liability in the British Virgin Islands whose registered office is situated at Corporate Registrations Limited, Sea Meadow House, Blackburne Highway, (P.O. Box 116), Road Town, Tortola, British Virgin Islands (the “Purchaser”).

WHEREAS:

(A)	As at the date of this Agreement, the Company (particulars of which are set out in Schedule 1) has an issued share capital of HK$500,000 divided into 500,000 issued and fully paid shares. The Company is wholly owned by the Vendor.

(B)	As at the date of this Agreement, the Purchaser is a wholly owned subsidiary of SEII (as hereinafter defined).

(C)	The Vendor has agreed to sell, and the Purchaser has agreed to purchase, the Sale Shares (as hereinafter defined) upon the terms and conditions set out in this Agreement.

(D)	Upon Completion, the Company will be owned as to 60% by the Purchaser and 40% by the Vendor.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1.	In this Agreement (including the Recitals and the Schedules), the following expressions shall, unless the context otherwise requires, have the following meanings:

“Agreement”	this sale and purchase agreement (including its Recitals and Schedules), as may be amended or supplemented from time to time;

“business day”	a day (other than Saturday) on which banks are open in Hong Kong for general banking business;

“Company”	GAGFARE LIMITED, a company incorporated in Hong Kong with limited liability, particulars of which are set out in SCHEDULE 1;

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“Completion”	completion of the sale and purchase of the Sale Shares pursuant to Clause 5;

“Completion Date”	thirty business days following the date on which all the Conditions Precedent are fulfilled or waived (as the case may be);

“Conditions Precedent”	the conditions precedent set out in Clause 4;

“Consideration”	has the meaning ascribed to it in Clause 3.1;

“Consideration Share(s)”	1,176,087 SEII Preferred Shares to be allotted and issued by SEII pursuant to Clause 3.1;

“Employment Agreements”	the employment contracts to be entered into between the Company and each of the Key Management in the form and substance reasonably satisfied by the Purchaser in substantially the same form as set out in Appendix 1;

“Encumbrance”	any option, right to acquire, right of pre-emption, mortgage, charge, pledge, lien, hypothecation, title retention, right of set off, counterclaim, trust arrangement or other security or any equity or restriction;

“KPI Period”	has the meaning ascribed to it in Clause 7.1;

“KPI Guarantee”	has the meaning ascribed to it in Clause 7.1;

“HK$”	Hong Kong dollars, the lawful currency of Hong Kong;

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China;

“Inland Revenue Ordinance”	Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong);

“Issue Price”	being US$ 3.061 per SEII Share;

“Key Management”	means the following individuals and their positions in the Company:

Name	Position

LEUNG Tin Lung David	director and chief executive officer

CHAK Wan Ling Margaret	director of communication

Kittikorn Kunnalekha	chief technology officer

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“Long Stop Date”	18th October, 2018 or such later date as may be agreed between the Vendor and the Purchaser;

“NASDAQ”	National Association of Securities Dealers Automated Quotations, the stock market in the USA;

“Parties”	parties to this Agreement and a “Party” means any one of them;

“Purchaser Warranties”	the representations, warranties and undertakings made by the Purchaser and contained in Clause 6 and SCHEDULE 2;

“Sale Shares”	300,000 shares in the share capital of the Company, being 60% of its entire issued share capital as at the date of this Agreement;

“SEII”	SHARING ECONOMY INTERNATIONAL INC., a company incorporated with limited liability in Nevada, the United States and whose shares are listed and traded on NASDAQ (Stock Code: SEII);

“SEII Preferred Shares”	preferred shares of SEII;

“SEII Share(s)”	shares of common stock of SEII, par value US$0.001 per share (or of such other securities as shall result from a subdivision, consolidation, re-classification or re-construction of such shares from time to time);

“Stamp Duty Ordinance”	Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong);

“Taxation”	all forms of tax, rate, levy, duty, charge, impost, fee, deduction or withholding of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing or other authority in any part of the world and includes any interest, additional tax, penalty or other charge payable or claimed in respect thereof;

“US$”	United States dollars, the lawful currency of the USA;

“Vendor Warranties”	the representations, warranties and undertakings made by the Vendor and contained in Clause 6 and SCHEDULE 2;

“Warranties”	the Vendor Warranties and the Purchaser Warranties; and

“%”	per cent.

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1.2.	In this Agreement:

(a)	references to costs, charges, remuneration or expenses shall include any value added tax, turnover tax or similar tax charged in respect thereof;

(b)	references to any action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than Hong Kong, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate thereto;

(c)	words denoting the singular number only shall include the plural number also and vice versa;

(d)	words denoting one gender only shall include the other genders and the neuter and vice versa;

(e)	words denoting persons only shall include firms and corporations and vice versa;

(f)	references to any provision of any statute shall be deemed also to refer to any modification or re-enactment thereof or any instrument, order or regulation made thereunder or under such modification or re-enactment; and

(g)	references to any document in the agreed form is to such document which has been initialed by the parties for identification.

1.3.	Headings shall be ignored in construing this Agreement.

1.4.	The Recital and the Schedules are part of this Agreement and shall have effect accordingly.

2.	SALE AND PURCHASE OF SALE SHARES

Subject to the terms and conditions of this Agreement, the Vendor, as the legal and beneficial owner, shall sell the Sale Shares to the Purchaser and the Purchaser shall purchase the same from the Vendor free from all Encumbrances and third party rights of any kind and together with all rights now or hereafter attaching thereto including the right to receive all dividends and distributions declared, made or paid on or after the Completion Date.

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3.	CONSIDERATION

3.1.	The consideration of the Sale Shares to be paid by the Purchaser to the Vendor at Completion is US$3,600,000.00 (the “Consideration”), which shall be satisfied by the allotment and issue of the Consideration Shares by SEII at the Issue Price.

3.2.	The Purchaser shall procure SEII to allot and issue the Consideration Shares to the Vendor (or his nominee) on the Completion Date.

4.	CONDITIONS PRECEDENT

4.1.	Completion shall be conditional upon the fulfillment of the following Conditions Precedent:

(a)	the Purchaser having conducted due diligence exercise (legal and financial) on the Company and satisfied with the results thereof;

(b)	all IPs, trademarks, fully operational software, website programming source code, web server, and related IT applications and software assets applicable to or necessary for the business operations of the Company having been duly transferred to the Company by means reasonably satisfactory to the Purchaser;

(c)	all Vendor Warranties being true, accurate and not misleading at all material aspects at all times between the date hereof and the Completion Date (as though they had been made on such dates by reference to the facts and circumstances then subsisting);

(d)	the Company possessing all the requisite licences (including but not limited to a valid travel agent licence issued under the Travel Agents Ordinance (Chapter 218), permits and approvals for its businesses;

(e)	all requisite consents and approvals from the Travel Agents Registry in relation to the proposed change in ownership and control of the Company and the Travel Industry Council of Hong Kong in relation to the proposed change in financial control of the Company having been obtained;

(f)	there having been no material adverse change, or any development likely to involve a prospective material adverse change in the condition (financial or operational or otherwise) or in the earnings, business affairs or business prospects, assets or liabilities of the Company, whether or not arising in the ordinary course of business since the date of this Agreement;

(g)	NASDAQ having granted the approval for the listing of, and the permission to deal in, the Consideration Shares, if required under NASDAQ continued listing rules and regulations; and

(h)	all necessary consents, approvals (including shareholders’ approval), permits and/or authorisations in respect of the transactions contemplated under this Agreement having been obtained.

4.2.	All Conditions Precedent may be waived by the Parties by written consent.

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4.3.	Each Party undertakes to the other Party to use its best endeavours to ensure that the Conditions Precedent in Clause 4.1 are fulfilled as early as practicable and in any event not later than the Long Stop Date.

4.4.	Each Party undertakes to provide all reasonable assistance to the other Party to fulfill the Conditions Precedent in Clause 4.1 in accordance with Clause 4.3.

4.5.	If the Conditions Precedent have not been fulfilled or waived (as the case may be) on or before the Long Stop Date, this Agreement will lapse and become null and void and the Parties will be released from all obligations hereunder, save for liabilities for any antecedent breaches hereof.

5.	COMPLETION

5.1.	Completion shall take place at Wong, Wan & Partners, 3701, Edinburgh Tower, the Landmark, Central, Hong Kong at 11:00 am on the Completion Date (or at such other place, on such other time and/or day as the Parties may agree in writing).

5.2.	At Completion, the Vendor shall:

(a)	deliver or cause to be delivered to the Purchaser:

(i)	evidence reasonably satisfactory to the Purchaser that the Conditions Precedent in Clause 4.1 (which are applicable to the Vendor) of this Agreement have been fulfilled;

(ii)	instrument of transfer and the bought and sold notes of the Sale Shares duly executed by the Vendor as registered holder thereof in favour of the Purchaser together with the related share certificate(s);

(iii)	Employment Agreements duly executed by each of the Key Management and the Company;

(iv)	(1)	all statutory records and minute books (which shall be duly written up to date as at Completion) and accounting records including an original copy of the memorandum and articles of association or other equivalent constitutional documents, certificate of incorporation and business registration certificates, business licence, governmental approval letters and certificates (if any), common seal, authorised chops, share certificate books and other statutory records of the Company;

(2)	all tax returns and assessments of the Company (if applicable) (receipted where the due dates for payment fell on or before the Completion Date);

(3)	copies of all correspondence, if any, with its lawyers, accountants, tax or revenue departments, all other documents and correspondence, if any, relating to the business affairs of the Company; and

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(4)	all title deeds, evidence of ownership and documents relating to assets owned by the Company (if any);

provided that the above shall be deemed to have been delivered if they are located at the registered office or principal place of business of the Company;

(v)	resignation letter of Chak Wan Ling Margaret from her position as a director of the Company, in the form and substances reasonably satisfied by the Purchaser;

(vi)	the written approval from the Travel Agents Registry;

(vii)	the written approval from the Travel Industry Council of Hong Kong;

(viii)	a cheque made payable to “the Government of the HKSAR” for such amount representing the share of Hong Kong stamp duty which shall be borne by the Vendor as transferor of the Sale Shares in accordance with the Stamp Duty Ordinance;

(ix)	evidence reasonably satisfactory to the Purchaser showing that all loans or amounts due by the Company to its shareholders, directors or any other third party creditors have been fully waived or settled;

(x)	such other documents as may be reasonably required to give good title to the Sale Shares free from all Encumbrances and third party rights of any kind and to enable the Purchaser to become the registered holder thereof; and

(xi)	a certified true copy of the resolutions of the board of directors of the Company approving the matters set out in Clause 5.2(b);

(b)	procure that the following businesses be approved at a meeting of the directors of the Company:

(i)	the directors of the Company shall approve the transfer of the Sale Shares and the Purchaser and/or its nominee shall be duly registered as the holder of the Sale Shares in the register of members of the Company, subject to the articles of association of the Company;

(ii)	the directors of the Company shall approve the resignation of Chak Wan Ling Margaret and Kittikorn Kunnalekha as directors of the Company prior to the Completion and the appointment of two or more directors nominated by the Purchaser;

(iii)	the directors of the Company shall resolve that the share certificate in respect of the Sale Shares be duly issued and delivered to the Purchaser and/or its nominee, subject to the articles of association of the Company;

(iv)	the directors of the Company shall approve the execution and performance of the Employment Agreements; and

(v)	the directors of the Company shall approve any of its directors to do all such acts and things and to sign any documents reasonably required to give effect to the transaction as contemplated under this Agreement.

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5.3.	At Completion, against compliance with the provisions of Clause 5.2, the Purchaser shall deliver or cause to be delivered the following documents to the Vendor:

(i)	a certified copy of the resolutions passed by the board of directors of the Purchaser approving the execution and performance of this Agreement;

(ii)	evidence reasonably satisfactory to the Vendor that the Conditions Precedent in Clause 4.1 (which are applicable to the Purchaser) of this Agreement have been fulfilled;

(iii)	instrument of transfer and the bought and sold notes of the Sale Shares duly executed by the Purchaser;

(iv)	a copy of the board resolutions and, if required, the resolutions of an extraordinary general meeting of SEII approving the allotment and issue of the Consideration Shares;

(v)	a cheque made payable to “the Government of the HKSAR” for such amount representing the Hong Kong stamp duty which shall be borne by the Purchaser as transferee of the Sale Shares in accordance with the Stamp Duty Ordinance; and

(vi)	documents as may be reasonably required to give good title to the Consideration Shares free from all Encumbrances and third party rights of any kind and to enable the Vendor to become the registered holders thereof.

6.	REPRESENTATIONS AND WARRANTIES

6.1.	The Purchaser hereby represents, warrants and undertakes to the Vendor in the terms set out in this Clause 6 and SCHEDULE 3.

6.2.	The Vendor hereby represent, warrant and undertake to the Purchaser in the terms set out in this Clause 6 and SCHEDULE 2.

6.3.	The Purchaser shall be deemed to have repeated all the Purchaser Warranties on the basis that such Purchaser Warranties will at all times from the date of this Agreement up to and including the Completion Date be true, complete and accurate in all respects and such Purchaser Warranties shall have effect as if given at Completion as well as the date of this Agreement.

6.4.	The Vendor shall be deemed to have repeated all the Vendor Warranties on the basis that such Vendor Warranties will at all times from the date of this Agreement up to and including the Completion Date be true, complete and accurate in all respects and such Vendor Warranties shall have effect as if given at Completion as well as the date of this Agreement.

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6.5.	The Vendor agrees and acknowledges that the Purchaser is entering into this Agreement in reliance on the Vendor Warranties.

6.6.	The Purchaser agrees and acknowledges that the Vendor is entering into this Agreement in reliance on the Purchaser Warranties.

6.7.	None of the Warranties shall be limited or restricted by reference to or inference from the terms of any other Warranties or any other terms of this Agreement.

6.8.	If any Party fails to perform any of its obligations in any material respect (including its obligation at Completion) under this Agreement or breaches any of the terms or Warranties set out in this Agreement in any material respect prior to Completion, then without prejudice to all and any other rights and remedies available at any time to a non-defaulting Party (including but not limited to the right to damages for any loss suffered by that Party), any non-defaulting Party may by notice either require the defaulting Party to perform such obligations or, insofar as the same is practicable, remedy such breach or to the extent it relates to the failure of the defaulting Party to perform any of its obligations on or prior to Completion in any material respect, treat the defaulting Party as having repudiated this Agreement and rescind the same. The rights conferred upon the respective Parties by the provisions of this Clause 6 are additional to and do not prejudice any other rights the respective Parties may have. Failure to exercise any of the rights herein conferred shall not constitute a waiver of any such rights.

6.9.	The Vendor will not be liable under any of the Vendor Warranties unless a written notice of a claim has been received by the Vendor not later than the expiry of a period of eighteen (18) months following the Completion Date and legal proceedings for such claim have been commenced against and served on the Vendor within six (6) months of the giving of such written notice.

6.10.	The total liability of the Vendor in respect of all claims brought by the Purchaser under this Agreement and/or any ancillary agreements executed pursuant thereto (including the Warranties) shall not exceed the amount of the Consideration.

6.11.	The Vendor shall not be liable for any claim to the extent that such liability arises as a result of any legislation coming into force or effect after the Completion Date with retrospective effect.

6.12.	The Vendor shall not be liable for any claim to the extent that such liability arises as a result of any change in the accounting policy after the Completion Date which is applicable to the Company.

6.13.	The Vendor will not be liable for any claim or breach of any of the Vendor Warranties to the extent that such liability arises as a direct result of:

(a)	any act done before the date of Completion by the Vendor or the Company at the written request of the Purchaser and is done in a manner in compliance with the written instructions of the Purchaser; or

(b)	any act done or omitted to be done after the date of Completion by the Purchaser or the Company save for such acts which are contemplated in or are to be done to give effect to comply with this Agreement and any other documents or such acts which are necessary to be conducted in the business operation of the Company.

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7.	VENDOR’S GUARANTEE AND UNDERTAKING

7.1.	The Vendor hereby unconditionally and irrevocably guarantees to the Purchaser that the revenue and the net profit (for the purpose of clarification, all reference to “net profit” in this Clause 7 refers to “net profit before tax”) generated by the Company for each of the two financial years from lst January 2019 or the first two years of forecast as shown in the valuation report (“KPI Periods”) shall be not less than the amount as per the revenue and profit forecasts in the valuation report (referred to in Clause 7.6) for each of such years (the “KPI Guarantee”), provided that each of the Employment Agreement for the Key Management has not been terminated by the Company (save as being terminated as a result of employee’s willful misconduct). The revenue and the net profit generated for each financial year or year of forecast during the KPI Periods will be calculated according to the generally accepted accounting principle in Hong Kong and will be audited by an independent professional accountant. For the avoidance of doubt, in the event that the Employment Agreement for any Key Management has been terminated by the Company for reasons other than employee’s willful misconduct, the KPI Guarantee shall cease to have effect automatically and all references to the KPI Guarantee under this Agreement shall be deemed to be removed or adjusted accordingly. The Vendor further undertakes to the Purchaser that he will procure at least two (2) airlines to be signed onto Gagfare during the KPI Period.

7.2.	In the event that the KPI Guarantee is not fulfilled for any of the financial year or year of forecast during the KPI Periods, the Purchaser shall have the right to claim an amount to be compensated by the Vendor (the “Compensation Amount”) calculated by, subject to clause 7.3 below, multiplying the amount of the Consideration by the shortfall in revenue or net profit (as the case may be) over the revenue or net profit (as the case may be) guaranteed under the KPI Guarantee for the respective financial year or year of forecast in the KPI Periods within 2 months after the date of the Company’s audited financial statements for the relevant financial year or year of forecast, provided that if there are shortfalls in both revenue and net profit for any of the KPI Periods, the Purchaser shall be entitled to claim against such shortfall entitling it the larger compensation. The term “shortfall” in this Clause 7.2 shall mean either (i) the difference between the revenue guaranteed under the KPI Guarantee and the actual revenue generated by the Company for the relevant financial year or year of forecast in the KPI Periods or (ii) the difference between the net profit guaranteed under the KPI Guarantee and the actual net profit generated by the Company for the relevant financial year or year of forecast in the KPI Periods.

7.3.	The Compensation Amount shall be paid or fulfilled on demand from the Purchaser in the following manner:

(a)	by the return of Consideration Shares (the “Returned Share(s)”) issued and allotted to the Vendor on the Completion Date to SEII for cancellation, the value of each Returned Share being deemed as the Issue Price; or

(b)	in the event that all or part of the Consideration Shares are sold by the Vendor during the KPI Periods and the aggregate value of the Returned Shares (i.e. the remaining Consideration Shares, if any) based on the calculation specified in paragraph (a) above is lower than the Compensation Amount, the remaining Compensation Amount (the “Remaining Compensation”) will be paid with the proceeds generated from the sale of the Consideration Shares by the Vendor and the amount of the Remaining Compensation will be adjusted as follows:

(i)	if the transfer price of the Consideration Shares is the same or higher than the Issue Price, the amount of the Remaining Compensation will not be adjusted; and

(ii)	if the transfer price of the Consideration Shares is lower than the Issue Price, the Remaining Compensation shall be adjusted and be paid from the actual amount of proceeds received by the Vendor from the sale of the Consideration Shares as if they are sold under the Issue Price.

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7.4.	In order to secure the Compensation Amount, the Vendor hereby undertakes to the Purchaser as follows:

(a)	the Consideration Shares shall remain to be free from all Encumbrances during the KPI Periods and, in any case, up to the time of payment of the Compensation Amount;

(b)	in the event that the Vendor intends to sell or transfer the Consideration Shares during the KPI Periods (the “Intended Transfer”):

(i)	the Purchaser will be notified by the Vendor within 2 business days after the Intended Transfer; and

(ii)	upon effective registration of the Consideration Shares with the United States Securities and Exchange Commission, the Vendor shall notify the relevant settlement and clearing agent that the proceeds received by the Vendor from the Intended Transfer (after deduction of the expenses incurred for the sale of the Sales Shares and the Intended Transfer) (the “Deposited Sum”) shall be deposited into a bank account designated by the Purchaser (the “Designated Account”) with common control by the Purchaser and the Vendor within 2 business days after the Intended Transfer, provided that the Deposited Sum shall not exceed the amount of revenue guaranteed under the KPI Guarantee. The Deposited Sum shall only be utilised by the Vendor (i) with the written consent by the Purchaser, provided that upon expiry of the first financial year or year of forecast in the KPI Periods, an amount equivalent to the actual revenue generated by the Company for such year shall be released by the Purchaser and can be freely utilised by the Vendor; or (ii) for the benefit of the business operations of the Company and the purpose of fulfilling the KPI Guarantee by the Vendor, which is subject to the approval from the board of directors of the Company.

7.5.	The Vendor hereby undertakes to the Purchaser that the Key Management shall carry out the same roles and responsibilities in the Company after Completion for the KPI Periods on the terms and conditions of the Employment Agreements, provided that (a) the Purchaser as the majority shareholder after the Completion shall be entitled to change the roles and responsibilities of the Key Management as it shall deem appropriate, and (b) if there is any contradiction between this Agreement and any of the Employment Agreements, the terms and conditions of this Agreement shall prevail.

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7.6.	The Vendor hereby undertakes to the Purchaser that he will provide a signed valuation report issued by BMI Appraisals Limited relating to the Company and the financial forecast for no less than 10 years (from year 2018 to 2027) and operation budget for the KPI Periods on suitable assumptions and qualifications after Completion.

7.7.	The Parties hereby use their best effort to (a) submit an application for listing of the Company in any one of the internationally recognized exchanges including Hong Kong Stock Exchange or NASDAQ within 2 years from the Completion Date, and (b) procure a success in the listing application, provided that the Company achieves all the revenues and profits under the KPI Guarantee as stipulated in Clause 7.1 and the Purchaser holds not less than 60% of the issued share capital of the Company.

8.	CALL OPTION

8.1.	The Vendor shall be entitled to buy back all the Sale Shares from the Purchaser (the “Call Option”) during the period from the 8th month to the 12th month after the Completion Date (the “Exercise Period”) if the Company is unable to raise US$1,000,000.00 or more within the first 7 months after the Completion Date.

8.2.	The Vendor may exercise the Call Option by giving the Purchaser not less than 30 days written notice in advance during the Exercise Period.

8.3.	If the Vendor exercises the Call Option, at the completion of the buy-back of all the Sales Shares, the Vendor shall pay the Consideration in cash to the Purchaser and the Purchaser shall transfer to the Vendor all the Sale Shares free from all Encumbrances and third party rights of any kind and together with all rights thereafter attaching thereto including the right to receive all dividends, distributions declared, made or paid on or after the date of the completion.

8.4.	The Call Option shall lapse after the expiry of the Exercise Period if it is not exercised by the Vendor during the Exercise Period.

9.	FURTHER ASSURANCE

Each Party undertakes to the other Party to execute or procure to be executed all such documents and to do or procure to be done all such other acts and things as may be reasonable and necessary to give all Parties the full benefit of this Agreement.

10.	RESTRICTIONS ON COMMUNICATION AND ANNOUNCEMENTS

10.1.	Each of the Parties undertakes to the other Party that it shall not at any time after the date of this Agreement divulge or communicate to any person other than to its professional advisers, or when required by law or any rule of any relevant stock exchange body, or to its respective officers or employees whose province it is to know the same any confidential information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of the other which may be within or may come to its knowledge in connection with the transactions contemplated by this Agreement and it shall use its best endeavours to prevent the publication or disclosure of any such confidential information concerning such matters. This restriction shall not apply to information or knowledge which is or which properly comes into the public domain, through no fault of any of the Parties or to information or knowledge which is already known to any of the Parties at the time of its receipt.

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10.2.	Each of the Parties undertakes that he/it shall not at any time (save as required by law or any rule of any relevant stock exchange or regulatory body) make any announcement in connection with this Agreement unless the other Party shall have given its consent to such announcement (which consent may not be unreasonably withheld or delayed and may be given either generally or in a specific case or cases and may be subject to conditions). If any Party is required by law or any rule of any relevant stock exchange or regulatory body to make any announcement in connection with this Agreement, the other Party agrees to supply all relevant information relating to itself that is within its knowledge or in its possession as may be reasonably necessary or as may be required by any exchange and regulatory body to be included in the announcement.

11.	PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect in any jurisdiction, the legality, validity and enforceability in other jurisdictions or of the remaining provisions of this Agreement shall not be affected or impaired thereby.

12.	COSTS AND EXPENSES

Each Party shall bear his/its own costs of and incidental to the preparation, negotiation and settlement of this Agreement and the transactions contemplated hereunder (including, without limitation, legal fees and expenses, and capital fees or stamp duty (if any) relating to this Agreement), provided that if the Vendor exercises the Call Option, the Vendor shall bear and pay all the stamp duty arising from or as a result of the transactions contemplated under the Call Option.

13.	ASSIGNMENT

No Party shall assign any of its rights or obligations under this Agreement without the written consent of the other Party.

14.	CONTINUING EFFECT OF AGREEMENT

Any provision of this Agreement which is capable of being performed after Completion but which has not been performed at or before Completion shall remain in full force and effect notwithstanding Completion.

15.	GENERAL

15.1.	This Agreement supersedes all and any previous agreements, arrangements or understanding between the Parties relating to the matters referred to in this Agreement and all such previous agreements, understanding or arrangements (if any) shall cease and determine with effect from the date hereof and neither Party shall have any claim in connection therewith.

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15.2.	This Agreement constitutes the entire agreement between the Parties with respect to its subject matter (no Party having relied on any representation or warranty made by the other Party which is not contained in this Agreement). No variation of this Agreement shall be effective unless made in writing and signed by all Parties.

15.3.	Time shall be of the essence of this Agreement but no failure by any Party to exercise, and no delay on its part in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise of it or the exercise of any right or prejudice or affect any right against the other. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

15.4.	No delay or failure by a Party to exercise or enforce (in whole or in part) any right provided by this Agreement or by law shall operate as a release or waiver, or in any way limit that Party’s ability to further exercise or enforce that, or any other, right. A waiver of any breach of any provision of this Agreement shall not be effective, or implied, unless that waiver is in writing and is signed by the Party against whom that waiver is claimed. In the event of a default by either Party in the performance of its obligations under this Agreement, the non-defaulting Party shall have the right to obtain specific performance of the defaulting Party’s obligations. Such remedy shall be in addition to any other remedies provided under this Agreement or at law.

15.5.	Except as expressly provided in this Agreement, a person who is not a Party to this Agreement has no right under the Contracts (Rights of Third Parties) Ordinance (Cap 623) to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Ordinance.

16.	NOTICES

16.1.	Any notice claim, demand, court process, document or other communication to be given under this Agreement (collectively “communication” in this Clause) shall be in writing in the English or Chinese language and may be served or given personally or sent to the e-mail address (if any) of the relevant Party and marked for the attention and/or copied to such other person as specified in Clause 16.4.

16.2.	A change of address or e-mail address of the person to whom a communication is to be addressed or copied pursuant to this Agreement shall not be effective until five days after a written notice of change has been served in accordance with the provisions of this Clause 16 on the other Party with specific reference in such notice that such change is for the purposes of this Agreement.

16.3.	All communications shall be served by the following means and the addressee of a communication shall be deemed to have received the same within the time stated adjacent to the relevant means of despatch:

Means of despatch	Time of deemed receipt
Local mail or courier	24 hours
E-mail	12 hours
Air courier/Speedpost	3 days
Airmail	7 days

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16.4.	The initial addresses and e-mail addresses of the Parties for the service of communications, the person for whose attention such communications are to be marked and the person to whom a communication is to be copied are as follows:

If to the Vendor:

Address :	House 316 Nam Wai, Sai Kung, New Territories, Hong Kong
E-mail :	david@gagfare.com
Attention :	Mr. Leung Tin Lung David (梁天龍)

If to the Purchaser:

Address :	Rooms 315 - 316, 3/F, Building W12, Hong Kong Science Park, Shatin, N.T., Hong Kong
E-mail :	parkson.yip@seii.com
Attention :	Parkson Yip

16.5.	A communication served in accordance with this Clause 16 shall be deemed sufficiently served and in proving service and/or receipt of a communication it shall be sufficient to prove that such communication was left at the addressee’s address or that the envelope containing such communication was properly addressed and posted or despatched to the addressee’s address. In the case of communication by e-mail, such communication shall be deemed properly transmitted upon the receipt of the sent confirmation by the e-mail account of the sender.

16.6.	Nothing in this Clause shall preclude the service of communication or the proof of such service by any mode permitted by law.

17.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the execution on the counterparts were on a single copy of this Agreement.

18.	GOVERNING LAW

18.1.	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

18.2.	The courts of Hong Kong have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement).

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IN WITNESS whereof this Agreement has been duly executed on the date first above written.

VENDOR
SIGNED by LEUNG TIN LUNG DAVID (梁天龍))		/s/ LEUNG TIN LUNG DAVID
in the presence of :	)

PURCHASER
SIGNED by LAU PING KEE	)	/s/ LAU PING KEE
as authorised representative of	)
SHARING ECONOMY INVESTMENT LIMITED	)
in the presence of :	)

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SCHEDULE 1

PARTICULARS OF THE COMPANY

1.	Company name	:	Gagfare Limited

2.	Company number	:	2270123

3.	Date of incorporation	:	31 July 2015

4.	Place of incorporation	:	Hong Kong

5.	Address of registered office	:	Room 1101, 11/F., Technology Plaza, No. 651 King’s Road, North Point, Hong Kong

6.	Issued share capital	:	HK$500,000

7.	Sole shareholder	:	Leung Tin Lung David (梁天龍)

8.	Directors	:	Leung Tin Lung David (梁天龍)

Chak Wan Ling Margaret

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SCHEDULE 2

VENDOR WARRANTIES

1.	General

1.1.	The contents of the Recitals of and Schedule 1 this Agreement are true and accurate.

1.2.	All information given by the Vendor or their agents or professional advisers to the Purchaser or its employees, agents or professional advisers relating to the business, activities, affairs, or assets or liabilities of the Company was, when given, and is now true, accurate and complete in all respects.

1.3.	There are no material facts or circumstances, in relation to the assets, business or financial condition of the Company which have not been exhaustively, expressly and fairly disclosed in writing to the Purchaser or its employees, agents or professional advisers, and which, if disclosed, might reasonably have been expected to affect the decision of the Purchaser to enter into this Agreement.

1.4.	The execution and performance of this Agreement will not conflict with or result in a breach of or be a reason for the termination or variation of any agreement or obligation to which the Company is now a party or any of the Company or its assets are or may be bound or affected or be in violation of any law, rule or regulation of any governmental, administrative or regulatory body or any order, injunction or decree of any judicial, administrative, regulatory or governmental body affecting the Company.

2.	Organisation, Authority and Power

2.1.	The Company is a company duly incorporated and validly existing under the laws of Hong Kong. All issued shares in the Company are duly authorised, validly issued and fully paid up and none of such shares (where applicable) has been issued in violation of the memorandum and articles of association of the Company or the terms of any agreement by which the Company or its shareholders were or are bound, if any.

2.2.	The Vendor has, on the date of this Agreement and on Completion, full and unfettered right, power and authority to enter into this Agreement and assume all of their obligations hereunder and no further actions or proceedings are necessary on their part in connection with the execution, delivery and performance by them of this Agreement.

2.3.	This Agreement constitutes valid and legally binding obligations on the part of the Vendor enforceable in accordance with its terms.

2.4.	The Vendor is the legal and beneficial owner of the Sale Shares and is entitled to sell and transfer the Sale Shares and pass the full legal and beneficial ownership thereof with all rights thereto to the Purchaser or its nominee on the terms of this Agreement. The Sale Shares are issued and fully paid and are beneficially owned by the Vendor free from all Encumbrances. The Sale Shares constitutes the 60% of the issued share capital of the Company.

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3.	Records and taxation

3.1.	The Company has duly made up all requisite minutes books, registers and records in compliance with all applicable laws and regulatory requirements and these and all other deeds and documents (properly stamped where necessary) belonging to or which ought to be in its possession and its seal are in its possession.

3.2.	All the books, ledgers, financial and other records of whatsoever kind, of the Company are in its possession, have been fully, properly and accurately kept and completed, do not contain any material inaccuracies or discrepancies of any kind and give and reflect a true and fair view of its trading transactions (if any), and its financial, contractual and trading position.

3.3.	The Company has duly complied with its obligations to account to the relevant tax authorities and all other authorities for all amounts for which it is or may become accountable in respect of Taxation relating to its business.

3.4.	All returns in connection with Taxation that should have been filed by the Company have been filed correctly and on a proper basis in accordance with all applicable laws and regulatory requirements and there are no facts known or which would on reasonable enquiry be known to the Company or its directors which may give rise to any dispute or to any claim for any Taxation or the deprivation of any relief or advantage that might have been available.

3.5.	The Company is not and does not expect to be involved in any dispute in relation to Taxation and no authority concerned has investigated or indicated that it intends to investigate into the tax affairs of the Company nor are there any circumstances of which the Vendor is aware which would cause any authority to investigate into the tax affairs of the Company.

3.6.	The Company has no liability in respect of Taxation (whether actual or contingent) nor any liability for interest, penalties or charges imposed in relation to any Taxation arising or deemed to arise in any accounting period ending on or before the date of this Agreement.

3.7.	Since incorporation of the Company and inclusive of the Completion Date:

(i)	the Company has not been involved in any transaction outside the ordinary course of business which has given or may give rise to a liability to Taxation on the Company (or would have given or might give rise to such a liability but for the availability of any relief, allowance, deduction or credit);

(ii)	no disposal has taken place or other event occurred which will or may have the effect of crystallising a liability to Taxation;

(iii)	no payment has been made by the Company which will not be deductible for profits tax (or its equivalent) purposes either in computing the profits of the Company or in computing the profits tax chargeable on the Company;

(iv)	no event has occurred with the result that the Company has or will become liable to pay or bear a liability in respect of Taxation directly or primarily charged against, or attributable to, another person, firm or company; and

(v)	the Company has not paid or become liable to pay any penalty in connection with any Taxation or otherwise paid any Taxation after its due date for payment or become liable to pay any Taxation the due date for payment of which has passed or will become prospectively liable to pay any Taxation the due date for payment of which will fall within 30 days after the date of this Agreement.

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3.8.	The Company has within the time limits prescribed by the relevant legislation duly paid all tax (including provisional tax), made all returns, given all notices, supplied all other information required to be supplied to the Inland Revenue Department of Hong Kong and any other relevant governmental authority (including any governmental authority of a foreign jurisdiction) and all such information was and remains complete and accurate in all material respects and all such returns and notices were and remain complete and accurate in all material respects and were made on a proper basis and do not, nor, to the best of the knowledge, information and belief of the Vendor, having made due and careful enquiry, are likely to, reveal any transactions which may be the subject of any dispute with the Inland Revenue Department of Hong Kong or other relevant authorities(including any governmental authority of a foreign jurisdiction) and the Company is not and has not in the last three years been the subject of an Inland Revenue Department of Hong Kong(or equivalent foreign tax authority) investigation or field audit or other dispute regarding tax or duty recoverable from the Company or regarding the availability of any relief from Taxation or duty to the Company and there are no facts known to the Vendor which are likely to cause such an investigation or audit to be instituted or such a dispute to arise.

3.9.	There are no material and/or unusual arrangements, agreements or undertakings, between the Company and the Inland Revenue Department of Hong Kong, or any foreign tax authorities, regarding or affecting the Taxation treatment of the Company.

3.10.	The Company has kept sufficient records in either English or Chinese:

(i)	of its income and expenditure to enable the assessable profits of its trade, profession or business to be readily ascertained in compliance with and for the period mentioned in Section 51C of the Inland Revenue Ordinance or other similar legislation;

(ii)	of the consideration, in money or money’s worth, payable or deemed to be payable to it, to its order or for its benefit in respect of the right of use of its land or buildings or land and buildings to enable the assessable value of its land or buildings or land and buildings to be readily ascertained in compliance with and for the period mentioned in Section 57D of the Inland Revenue Ordinance.

3.11.	The Company has duly complied with all requirements to deduct or withhold Taxation from any payments it has made and has accounted in full to the appropriate authorities for all amounts so deducted or withheld.

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4.	Corporate Status

4.1.	The Company is duly incorporated, validly existing and in good standing under the laws of Hong Kong and has all requisite corporate power and authority to own its assets and to carry on its business as currently conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or the conduct of its business requires such qualification.

4.2.	No events or omissions have occurred whereby the constitution, subsistence or corporate status of the Company has been or is likely to be adversely affected.

4.3.	No order for the appointment of a liquidator has been made and as receiver has been appointed over the whole or any part of the assets of the Company.

4.4.	No order has been made, or petition presented, or resolution passed for the winding up of the Company, nor has any distress, execution or other process been levied in respect of the Company which remains undischarged; nor is there any unfulfilled or unsatisfied judgment or court order outstanding against the Company.

4.5.	Save as contemplated under and this Agreement, as at the Completion Date, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or agreements or commitments of any character relating to the authorised and issued, unissued or treasury shares or equity interest of the Company and the Company has not issued any debt securities, other securities, rights or obligations which are convertible into or exchangeable for, or giving any person a right to subscribe for or acquire, capital or equity interest of the Company, and no such securities or obligations evidencing such rights are outstanding.

5.	Business, etc.

5.1.	The Company has not given or permitted to be outstanding any powers of attorney or authority (expressed or implied) to any party to enter into any contracts, commitments or transactions (other than the usual authority conferred on its directors in respect of the ordinary course of business) or pursuant to the banking facilities granted to the Company.

5.2.	The Company has not entered into any contracts, commitments or transactions other than on an arms-length basis nor breached or defaulted under any contracts, commitments or transactions.

5.3.	There are no existing circumstances which indicate that as a result of the consummation of this Agreement:

(i)	the existing level of business of the Company may be substantially reduced; and

(ii)	the Company will lose the benefit of any right or privilege which it enjoys.

5.4.	Compliance with the terms of this Agreement does not and will not :

(i)	conflict with, or result in the breach of, or constitute a default under, any of the terms, conditions or provisions of any agreement or instrument to which the Company is a party, or any provision of the memorandum or articles of association or equivalent constitutive documents of the Company or any Encumbrance, lease, contract, order, judgment, award, injunction, regulation or other restriction or obligation of any kind or character by which or to which any asset of the Company is bound or subject;

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(ii)	relieve any person from any obligation to the Company (whether contractual or otherwise), or enable any person to determine any obligation, or any right or benefit enjoyed by the Company, or to exercise any right, whether under an agreement with, or otherwise in respect of, the Company;

(iii)	result in the creation, imposition, crystallisation or enforcement of any Encumbrances whatsoever on any of the assets of the Company; or

(iv)	result in any present or future indebtedness of the Company becoming due, or capable of being declared due and payable, prior to its stated maturity.

5.5.	The Company has, at all times, carried on its business and conducted its affairs in all respects in accordance with its memorandum and articles of association or equivalent constitutive documents for the time being in force and any other documents to which it is, or has been, a party.

5.6.	The Company is empowered and duly qualified to carry on business in all jurisdictions in which it now carries on business.

5.7.	The Company is not a party to any undertaking or assurances given to any court or governmental agency, which is still in force.

5.8.	The Company has conducted and is conducting its business in all respects in accordance with all applicable laws and regulations, whether of Hong Kong or elsewhere.

5.9.	The Company is in possess of all requisite licences, permits and approvals for conducting its businesses and is not in breach of any of the terms or conditions of any of the licences or consents; the enforcement of this Agreement shall not, and there are no factors that might, in any way prejudice the continuation, or renewal, of any of them.

5.10.	The Company is not a party to any contract, transaction, arrangement or liability which:

(i)	is of an unusual or abnormal nature, which is outside the ordinary and proper course of business; or

(ii)	cannot readily be fulfilled or performed by it on time without undue, or unusual, expenditure of money, effort or personnel.

5.11.	No notice, demand or claim of default under any agreement, instrument or arrangement to which the Company is a party has been received by the Company and is outstanding against it and there is nothing whereby any such agreement, instrument or arrangement may be prematurely terminated or rescinded by any other party.

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5.12.	The Vendor is not aware of:

(i)	any party to any agreement with, or under an obligation to, the Company who is in default under it, being a default which would be material in the context of the Company’s financial position; and

(ii)	any circumstances likely to give rise to such a default.

5.13.	Insofar as the Vendor is aware, the Company has not supplied services or products which are, or were, or will become faulty or defective, or which do not comply in any material respect with any warranties or representations, expressly or impliedly made by it, or with all applicable regulations and requirements.

6.	Corporate Records and Procedures etc.

6.1.	The copy of the articles of association or the equivalent constitutive documents of the Company delivered to the Purchaser is accurate, update and complete in all respects.

6.2.	No alteration has been made to the memorandum or articles of association or the equivalent constitutive documents of the Company and no resolution of any kind of the shareholders of the Company has been passed (other than resolutions relating to the business at annual general meetings which was not special business) without disclosure in writing to the Purchaser.

6.3.	The Company has fully and punctually observed and complied with its obligations under the relevant companies legislations and the relevant statutes and all returns, particular resolutions and other documents (if any) required to be filed have been properly and punctually filed.

6.4.	The register of members of the Company is and will at Completion be correct. There has been no notice of any proceedings to rectify the register, and there are no circumstances which might lead to any application for rectification of the register, nor will there be any such circumstances at or before Completion.

7.	Directors

Other than the directors set out in Schedule 1, the Company has no other director.

8.	Dispute, Claims and Litigation

8.1.	The Company is not engaged in any litigation or arbitration proceedings, as plaintiff or defendant; there are no proceedings pending or threatened, either by or against the Company; and no circumstances exist which are likely to give rise to any litigation or arbitration.

8.2.	There is no dispute with any revenue, or other official, department or other regulatory authority in Hong Kong or elsewhere, in relation to the affairs of the Company, and the Company and the Vendor is not aware of any facts which may give rise to any dispute.

8.3.	No order has been made, or petition presented, or resolution passed for the winding up of the Company; nor has any distress, execution or other process been levied in respect of the Company which remains undischarged; nor is there any unfulfilled or unsatisfied judgment or court order outstanding against the Company.

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8.4.	The Company has conducted its business and dealt with its assets in all material respects in accordance with all applicable legal and administrative requirements in Hong Kong and any other jurisdiction.

8.5.	The Company has not committed any criminal act or material breach of contract or statutory duty or any tortious or other unlawful act.

8.6.	No unsatisfied judgment is outstanding against the Company.

9.	Liabilities

9.1.	The Company does not have any material liabilities or financial commitment.

9.2.	All loans and payables incurred before Completion have been either waived or settled, save for those as agreed between the Vendor and the Purchaser.

10.	Agents

10.1.	There are in force no powers of attorney or any special authorities given by the Company other than those given in the ordinary course of business.

10.2.	Other than in the ordinary course of business, the Company has not ever entered into an agreement under which any person has been given representative or agency rights or powers.

11.	Intellectual Property

11.1.	Each of the intellectual property rights owned, used or required to be used by the Company (the Intellectual Property Rights) is:

(i)	valid and enforceable and nothing has been done or omitted to be done by which it may cease to be valid and enforceable;

(ii)	legally and beneficially owned by, and validly granted to, the Company alone, free from any licence, Encumbrance, restriction on use or disclosure obligation; and

(iii)	not, and will not be, the subject of a claim or opposition from a person (including, without limitation, an employee of the Company) as to title, validity, enforceability, entitlement or otherwise; and

(iv)	validly licensed to the Company on terms which have been disclosed to the Buyer and which are not terminable as a result of any transaction contemplated in this Agreement.

11.2.	Nothing has been done or omitted to be done and no circumstances exist by which a person is or will be able to seek cancellation, rectification or other modification of a registration of any of the Intellectual Property Rights.

11.3.	The Company has not granted nor is it obliged to grant a licence, assignment, consent, undertaking, security interest or other right in respect of any of the Intellectual Property Rights.

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11.4.	There is not, and never has been, an infringement or unauthorised use of any of the Intellectual Property Rights.

11.5.	The Company does not use, or operate its business under, a name other than corporate name.

12.	Insurance

12.1.	The Company has at all material times been and is at the date of this Agreement maintained insurance against each risk normally insured against by a person operating the types of business operated by the Company.

12.2.	Status of the Policies

(i)	Each of the insurance policies in respect of which the Company has an interest (the Policies) is valid and enforceable and is not void or voidable.

(ii)	The Company has not done anything or omitted to do anything which might:

a)	make any of the Policies void or voidable; or

b)	prejudice the ability to effect insurance on the same or better terms in the future.

(iii)	No insurer under any of the Policies has disputed, or given any indication that it intends to dispute, the validity of any of the Policies on any grounds.

(iv)	There is nothing which could:

a)	vitiate any of the Policies; or

b)	prejudice the ability to effect insurance on the same or better terms in the future.

(v)	None of the Policies contains any provisions as to change of control or ownership of the insured.

(vi)	No insurer has ever cancelled or refused to accept or continue any insurance in relation to the Company.

13.	Compliance with Law

13.1.	The Company has complied with:

(i)	each obligation imposed on it by, and each order and award made under, statute, regulation, code of conduct and practice, collective agreement, custom and practice relevant to the relations between it and its employees or a trade union or the terms of employment of its employees; and

(ii)	each recommendation made by any arbitration or mediation body and each award and declaration made by such body.

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13.2.	There is no investigation or enquiry outstanding (or, to the best of the Core Sellers’ knowledge, anticipated) by any governmental organisation or statutory body in connection with the Company.

13.3.	There are no active, pending or threatened court, tribunal or arbitration proceedings in respect of the Vendor.

13.4.	The Company has maintained adequate insurance including employer’s liability insurance in respect of its existing and former employees.

13.5.	No employee of the Company requires a work permit.

13.6.	To the best of the Vendor’s knowledge, no employee/consultant/agent of the Company is subject to any restrictive covenants with any previous employer/client/principal or any court order in relation to any such covenants.

14.	Acquisition of the Consideration Shares

14.1.	The Vendor and the Company understand that the Consideration Shares are “restricted securities” and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law and are acquiring the Consideration Shares as principal for their own account and not with a view to or for distributing or reselling the Consideration Shares or any part thereof in violation of the Securities Act, have no present intention of distributing any of such Consideration Shares in violation of the Securities Act and have no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Consideration Shares in violation of the Securities Act. The Vendor and the Company understand that the Consideration Shares may only be disposed of in compliance with the Securities Act.

14.2.	Each of the Vendor and the Company hereby represents that he has satisfied himself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Sale Shares Consideration Shares or the Subscription Consideration Shares (as the case may be), including (i) the legal requirements within its jurisdiction for the acquisition of the Sale Shares Consideration Shares or the Subscription Consideration Shares (as the case may be), (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Sale Shares Consideration Shares or the Subscription Consideration Shares (as the case may be). The Vendor’s or the Company’s beneficial ownership of the Sale Shares Consideration Shares or the Subscription Consideration Shares (as the case may be)s will not violate any applicable securities or other laws of the Vendor’s or the Company’s jurisdiction.

14.3	The Vendor and the Company, either alone or together with their representatives, have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the acquisition of the Consideration Shares, and have so evaluated the merits and risks. Each of the Vendor and the Company is able to bear the economic risk of the Sale Shares Consideration Shares or the Subscription Consideration Shares (as the case may be) and, at the present time, is able to afford a complete loss of the Sale Shares Consideration Shares or the Subscription Consideration Shares (as the case may be)s.

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14.4.	The Vendor and the Company are not, to each of their knowledge, acquiring the Consideration Shares as a result of any advertisement, article, notice or other communication regarding the Consideration Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

14.5.	The Vendor and the Company acknowledge that they have had the opportunity to review any and all documents and has been afforded (i) the opportunity to ask such questions as they have deemed necessary of, and to receive answers from, representatives of SEII concerning the Consideration Shares; and (ii) access to information about SEII and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate the transaction. The Vendor and the Company acknowledge and agree that SEII has not provided the Vendor and the Company with any information or advice with respect to the Consideration Shares nor is such information or advice necessary or desired.

14.6.	Neither the Vendor nor the Company (including any person acting on their behalf) has engaged, nor will engage, in any directed selling efforts to a U.S. Person (as defined in the Securities Act) with respect to the Consideration Shares and the Vendor, the Company and any person acting on their behalf have complied and will comply with the “offering restrictions” requirements of Regulation S. The transactions contemplated hereby have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act. Neither the Vendor nor the Company (including any person acting on their behalf) has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Consideration Shares. The Vendor and the Company agree not to cause any advertisement of the Consideration Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Consideration Shares, except such advertisements that include the statements required by Regulation S, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

14.7.	The Vendor and the Company understand that the Consideration Shares and any securities issued in respect of or exchange for the Consideration Shares, may be notated with one or all of the following legends, as applicable:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

“THESE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT. TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

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SCHEDULE 3

PURCHASER WARRANTIES

1.	The Purchaser has, on the date of this Agreement and on Completion, full and unfettered right, power and authority to enter into this Agreement and assume all of its obligations hereunder and no further actions or proceedings are necessary on its part in connection with the execution, delivery and performance by it of this Agreement.

2.	The Purchaser is a company duly incorporated and validly existing under the laws of British Virgin Islands.

3.	This Agreement constitutes valid and legally binding obligations on the part of the Purchaser enforceable in accordance with its terms.

4.	All information given by the Purchaser or its agents or professional advisers to the Vendor or its employees, agents or professional advisers was, when given, and is now true, accurate and complete in all respects.

5.	Subject to the fulfillment of the Conditions Precedent, all necessary consents, authorisations and approvals of and all necessary registrations and filings with any governmental or regulatory agency or body required in the USA and Hong Kong for or in connection with this Agreement and the performance of the terms thereof have been obtained or made or will have been obtained or made by Completion.

6.	All the Consideration Shares and the SEII Shares converted in accordance with the Consideration Notes to be issued and allotted by SEII to the Vendor will be duly authorised, validly issued, fully paid up, free from all Encumbrances and from all other rights exercisable by third parties, ranking pari passu with all existing SEII Shares in the share capital of SEII. None of the Consideration Shares, the Consideration Notes and the SEII Shares converted thereunder will be issued in violation of the memorandum and articles of association of SEII or the terms of any agreement or laws and regulations by which SEII or its shareholders were or are bound, if any.

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APPENDIX 1

FORM OF THE EMPLOYMENT AGREEMENTS

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